                                                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8, File Nos. 33-00346, 33-06609, 33-50692, 33-59937, 333-24139,
333-52990 and 333-52139) of Media 100 Inc. of our report dated November 3, 1999, with respect to the consolidated financial statements and schedules of Digital Origin, Inc. (not presented separately therein), included in the Media 100 Inc. Annual Report on Form 10-K for the year ended November 30, 2000 filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young
                                                 --------------------
                                                 ERNST & YOUNG LLP


San Jose, California
February 22, 2001